As filed with the Securities and Exchange Commission on December 28, 1999
                                                   Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             JOHN WILEY & SONS, INC.
             (Exact Name of Registrant as Specified in its Charter)


            NEW YORK                                    13-5593032
  (State or Other Jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation or Organization)


                                605 THIRD AVENUE
                            NEW YORK, NEW YORK 10158
                                 (212) 850-6000
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                             JOHN WILEY & SONS, INC.
                            LONG TERM INCENTIVE PLAN
                              (Full Title of Plan)
                                RICHARD S. RUDICK
                       VICE PRESIDENT AND GENERAL COUNSEL
                             JOHN WILEY & SONS, INC.
                                605 THIRD AVENUE
                            NEW YORK, NEW YORK 10158
                                 (212) 850-6000
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                             STEPHEN E. JACOBS, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
Title of Each Class of           Amount to be Registered(1)  Proposed Maximum Offering    Proposed Maximum Aggregate     Amount of
Securities to be Registered                                      Price Per Share(2)            Offering Price(2)    Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock,
par value $1.00 per share            8,000,000 shares                 $17.125                   $137,000,000             $36,168
====================================================================================================================================


(1) Plus such indeterminate number of shares of Class A Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated solely for the purpose of calculating the Registration Fee. Such estimate has been calculated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices of the Class A Common Stock, reported in the consolidated reporting system of the New York Stock Exchange on December 21, 1999.

================================================================================



hrq703.DOC

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


                     The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.              INCORPORATION OF DOCUMENTS BY REFERENCE.

                     The following documents filed with the Commission (File No. 1-11507) by John Wiley & Sons, Inc. (the "Company") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1999;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1999;

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1999;

         (d)      The Company's Current Report on Form 8-K dated May 10, 1999;

         (e)      The Company's Current Report on Form 8-K dated May 29, 1999;
                  and

         (f) The description of the Company's Class A Common Stock, par value $1.00 per share (the "Common Stock"), contained in the Registration Statement on Form 8-A as filed with the Commission on July 6, 1995, pursuant to Section 12 of the Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

                     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.              DESCRIPTION OF SECURITIES.

                     Not applicable.

ITEM 5.              INTERESTS OF NAMED EXPERTS AND COUNSEL.

                     Not applicable.

ITEM 6.              INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                     The Company is incorporated in the State of New York. Sections 721, 722, 723, 724, 725 and 726 of the Business Corporation Law of the State of New York (the "BCL") empower a corporation to indemnify its directors, officers or controlling persons against liability subject to specified limitations. Generally, under Section 722 of the BCL, a corporation may indemnify any person made or threatened to be made a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor) whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interest of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. In addition, a corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no such indemnification shall be made in respect of (a) a threatened action, or a pending action which is settled or otherwise disposed of, or (b) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. Under Section 724 of the BCL, indemnification may also be awarded by a court in certain circumstances.

                     In addition, Article EIGHT of the Restated Certificate of Incorporation of the Company eliminates the personal liability of a director to the Company or its shareholders, except for those specific breaches resulting in liability for an act or omission with respect to which the BCL expressly provides that such provision in the Certificate of Incorporation shall not eliminate or limit such personal liability of the director.

                     Section 1 of Article VII of the Company's By-Laws provides that the Company shall, to the fullest extent permitted by the BCL, indemnify any director or officer of the Company or any wholly-owned subsidiary (or the personal representative of such director or officer) who is or was made or threatened to be made a party to or is involved in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including an action by or in the right of the Company or any of its subsidiaries or any other corporation, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan, or other enterprise), by reason of the fact that he or she is or was a director or officer of the Company, or at the request of the Company, is or was serving such subsidiary or other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise as director, officer, trustee, or in any other capacity, against judgments, fines, amounts paid or to be paid in settlement, excise tax or penalties, and costs, charges and expenses, including attorneys' fees, incurred in connection with such action or proceeding or any appeal therein, provided, however, that no indemnification shall be provided to such person if a judgment or other final adjudication adverse to such person establishes that (i) his or her acts (or those of the testator or intestate) were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she (or the testate or intestate) personally gained in fact a financial profit or other advantage to which he or she was not legally entitled; provided, further, that where applicable, payment of such indemnification shall be made pursuant to the provisions of Section 723 of the BCL, as the same may be amended from time to time.

                     The above discussion of the Company's Restated Certificate of Incorporation, By-Laws and of the BCL is not intended to be exhaustive and is qualified in its entirety by the Restated Certificate of Incorporation, By-Laws and the BCL.

                     The Company has purchased insurance under two policies, one policy from Chubb Insurance Company (the "Chubb Policy") and another policy from the National Union Fire Insurance Company (the "National Union Policy"), which insurance provides for the payment by the insurers of the amount (after giving effect to certain "retention" (deductible) and co-insurance provisions) which the Company is required or permitted to pay in indemnifying its officers and directors under the provisions of New York law. The policies also directly indemnify the officers and directors in certain other instances, subject to the retention and co-insurance provisions of each policy. The Chubb Policy is in the face amount of $15,000,000 and is for a term expiring on November 14, 2001. The National Union Policy, providing excess liability coverage, is in the face amount of $5,000,000 and also expires on November 14, 2001.

                     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company as disclosed above, we have been informed that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.              EXEMPTION FROM REGISTRATION CLAIMED.

                     Not applicable.

ITEM 8.              EXHIBITS.

           Exhibit
           Number                          Description of Exhibit
           ------                          ----------------------

            4.1 Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended April 30, 1992 (File No. 1-11507).

            4.2 Certificate of Amendment of the Certificate of Incorporation, dated October 13, 1995, incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended April 30, 1996 (File No. 1-11507).

            4.3 Certificate of Amendment of the Certificate of Incorporation dated as of September 1998, incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report for the quarterly period ended October 31, 1998 (File No. 1-11507).

            4.4 Certificate of Amendment of the Certificate of Incorporation, dated September 20, 1999, incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report for the quarterly period ended October 31, 1999 (File No. 1-11507).

            4.5 By-Laws as Amended and Restated dated as of September 1998, incorporated by reference to Exhibit 3(ii) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended October 31, 1998 (File No. 1-11507).

            5           Opinion of Company Counsel.

            23(a)       Consent of Arthur Andersen LLP.

            23(b)       Consent of Company Counsel (included in Exhibit 5).

            24 Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

            99.1 The John Wiley & Sons, Inc. Long Term Incentive Plan, incorporated by reference to Exhibit A to the Company's Proxy Statement, dated August 6, 1999, relating to the Annual Meeting of Shareholders of the Company.

ITEM 9.              UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                     provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or

                     Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 9th day of December, 1999.


                                      JOHN WILEY & SONS, INC.

                                      By: William J. Pesce
                                          -------------------------------------
                                          Name: William J. Pesce
                                          Title: President and
                                                 Chief Executive Officer

                                POWER OF ATTORNEY

                     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert D. Wilder and Richard S. Rudick, acting individually, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.




              Signature                                          Title                                       Date


William J. Pesce                        President and Chief Executive Officer and Director             December 9,1999
---------------------------------       (Principal Executive Officer)
William J. Pesce



Robert D. Wilder                        Executive Vice President and Chief Financial &                 December 9,1999
---------------------------------       Operations Officer (Principal Financial Officer)
Robert D. Wilder



Peter W. Clifford                       Senior Vice President, Finance                                 December 9,1999
---------------------------------       Corporate Controller & Chief Accounting Officer
Peter W. Clifford                       (Principal Accounting Officer)



Warren J. Baker                         Director                                                       December 9,1999
---------------------------------
Warren J. Baker



H. Allen Fernand                        Director                                                       December 9,1999
---------------------------------
H. Allen Fernand




                                      II-8

                                        Director                                                       December __,1999
---------------------------------
Gary J. Fernandes



Larry Franklin                          Director                                                       December 9,1999
---------------------------------
Larry Franklin



John L. Marion, Jr.                     Director                                                       December 9, 1999
---------------------------------
John L. Marion, Jr.



Henry A. McKinnel, Jr.                  Director                                                       December 9,1999
---------------------------------
Henry A. McKinnel, Jr.



William R. Sutherland                   Director                                                       December 9,1999
---------------------------------
William R. Sutherland



Bradford Wiley II                       Director                                                       December 9, 1999
---------------------------------
Bradford Wiley II



Peter Booth Wiley                       Director                                                       December 9, 1999
---------------------------------
Peter Booth Wiley



                                  EXHIBIT INDEX

EXHIBIT
NO.                                      DESCRIPTION

4.1 Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended April 30, 1992 (File No. 1-11507).

4.2 Certificate of Amendment of the Certificate of Incorporation, dated October 13, 1995, incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended April 30, 1996 (File No. 1-11507).

4.3 Certificate of Amendment of the Certificate of Incorporation dated as of September 1998, incorporated by reference to Exhibit 3(I) to the Company's Quarterly Report for the quarterly period ended October 31, 1998 (File No. 1-11507).

4.4 Certificate of Amendment of the Certificate of Incorporation, dated September 20, 1999, incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report for the quarterly period ended October 31, 1999 (File No. 1-11507).

4.5 By-Laws as Amended and Restated dated as of September 1998, incorporated by reference to Exhibit 3(ii) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended October 31, 1998 (File No. 1-11507).

5           Opinion of Company Counsel.

23(a)       Consent of Arthur Andersen LLP.

23(b)       Consent of Company Counsel (included in Exhibit 5).

24 Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

99.1 The John Wiley & Sons, Inc. Long Term Incentive Plan, incorporated by reference to Exhibit A to the Company's Proxy Statement, dated August 6, 1999, relating to the Annual Meeting of Shareholders of the Company.